UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2020

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
7000 Marina Blvd., Brisbane, California 94005
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2020, Sangamo Therapeutics, Inc. (we, us or the Company) entered into a collaboration and license agreement with Novartis Institutes for BioMedical Research, Inc. (Novartis) for the research, development and commercialization of gene regulation therapies to treat three neurodevelopmental disorders. The collaboration became immediately effective upon execution of the agreement. Under the agreement, we have granted to Novartis an exclusive, royalty bearing and worldwide license, under our relevant patents and know-how, to develop, manufacture and commercialize certain of our zinc finger protein transcription factors (ZFP-TFs) targeted to three undisclosed genes that are associated with neurodevelopmental disorders, including autism spectrum disorder and intellectual disability. Over a three-year collaboration period, which may be extended by Novartis for up to two additional years, we will perform early research activities for each gene target and manufacture the ZPF-TFs required for such research, costs of which will be funded by Novartis. Novartis is responsible for additional research activities, investigational new drug-enabling studies, clinical development, regulatory approvals, manufacturing of preclinical, clinical and approved products, and global commercialization. Subject to certain exceptions set forth in the agreement, we are prohibited from developing, manufacturing or commercializing any therapeutic product targeting any of the three genes that are the subject of the collaboration. Novartis also has the option to license certain of our proprietary adeno-associated viruses for the sole purpose of developing, manufacturing and commercializing licensed products arising from the collaboration.

Under the agreement, Novartis will pay us a $75 million upfront license fee payment no later than August 27, 2020. In addition, we are eligible to earn from Novartis up to $420 million in development milestones and up to $300 million in commercial milestones. We are also eligible to earn from Novartis tiered high single-digit to sub-teen double-digit royalties on potential net commercial sales of licensed products arising from the collaboration. These royalty payments will be subject to reduction due to patent expiration, loss of market exclusivity and payments made under certain licenses for third-party intellectual property.

The agreement will continue, on a product-by-product and country-by-country basis, until the expiration of the applicable royalty term. Novartis has the right to terminate the agreement, in its entirety or on a target-by-target basis, for any reason after a specified notice period. Each party has the right to terminate the agreement on account of the other party’s bankruptcy or material, uncured breach.

The foregoing is only a brief description of the material terms of the agreement, does not purport to be a complete statement of the rights and obligations of the parties under these agreements and the transactions contemplated thereby, and is qualified in its entirety by the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Date: July 30, 2020	By:	/s/ GARY H. LOEB
	Name:	Gary H. Loeb
	Title:	Executive Vice President and General Counsel